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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Form 8-KA of Moro Corporation of our report dated January 24, 2002 relating to the financial statements of Rado Enterprises, Inc. for the year ended December 31, 2001.



/s/ Lewis, Danzig & Company, P.C.
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Lewis Danzig & Company, P.C.
Bloomsburg, Pennsylvania
December 13, 2002